UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 10, 2015

FXCM Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34986	27-3268672

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

55 Water St. FL 50, New York, NY, 10041

(Address of Principal Executive Offices) (Zip Code)

(646) 432-2986

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

FXCM Inc. (the “Company”) held its annual meeting of shareholders on June 10, 2015 (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders considered four proposals, each of which is described in more detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on May 1, 2015 (File No. 001-34986). There were 82,347,638 shares of common stock entitled to be voted and 61,102,871 shares present in person or by proxy, at the Annual Meeting. The matters voted upon at the Annual Meeting and the final results of the votes were as follows:

Proposal 1 – Election of Directors

Each of the following nominees for director was elected to hold office until the next annual meeting of shareholders and until his or her successor is duly elected and qualified. The final voting results are set forth below:

Dror (Drew) Niv	For	36,677,140
	Withheld	3,456,574
	Broker non-votes	0

David Sakhai	For	36,223,207
	Withheld	3,910,507
	Broker non-votes	0

William Ahdout	For	36,225,687
	Withheld	3,908,027
	Broker non-votes	0

James Brown	For	34,421,395
	Withheld	5,712,319
	Broker non-votes	0

Robin Davis	For	36,725,990
	Withheld	3,407,724
	Broker non-votes	0

Perry Fish	For	34,584,042
	Withheld	5,549,672
	Broker non-votes	0

Kenneth Grossman	For	36,227,796
	Withheld	3,905,918
	Broker non-votes	0

Eric LeGoff	For	36,722,981
	Withheld	3,410,733
	Broker non-votes	0

Arthur Gruen	For	36,729,375
	Withheld	3,404,339
	Broker non-votes	0

Ryan Silverman	For	34,570,193
	Withheld	5,563,521
	Broker non-votes	0

Eduard Yusupov	For	36,237,479
	Withheld	3,896,235
	Broker non-votes	0

Proposal 2- Ratification of Independent Registered Public Accounting Firm

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was ratified. The final voting results are set forth below:

For	59,396,410
Against	1,645,429
Abstain	61,032
Broker non-votes	0

Proposal 3 – Non-Binding Advisory Vote on Executive Compensation

The resolution to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers was approved. The final voting results are set forth below.

For	35,060,655
Against	915,370
Abstain	4,157,689
Broker non-votes	20,969,157

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FXCM INC.
By:	/s/ David Sassoon
	Name:	David Sassoon
	Title:	General Counsel

Date: June 15, 2015